ERNST & YOUNG

Ernst & Young LLP
Chartered Accountants
Ernst & Young Tower
222 Bay Street, P.O. Box 251
Toronto, Ontario M5K 1J7

Tel: 416 864 1234
Fax: 416 864 1174
ey.com/ca

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

11 February 2010

Commissioners:

We have read the statements made by Blacksands Petroleum, Inc. pursuant to Item 4.01 of attached Form 8-K to be filed with the Commission on February 11, 2010. We agree with the statements concerning our Firm in this Form 8-K.

Very truly yours,

Ernst & Young LLP
Chartered Accountants
Licensed Public Accountants